Reference:        96-#25

FOR IMMEDIATE RELEASE

       AMSC INCREASES ITS COMMITMENT TO MOBILE MESSAGING WITH ACQUISITION
                 OF ROCKWELL'S MULTI-MODE COMMUNICATIONS SYSTEM

CEDAR RAPIDS, IA, November 25, 1996-- Rockwell International Corporation and Reston, VA-based American Mobile Satellite Corporation (AMSC) (Nasdaq: SKYC) today announced AMSC's acquisition of Rockwell's Multi-Mode Communications System, a mobile messaging and global positioning and monitoring service for commercial trucking fleets. The move underscores AMSC's commitment to providing mobile data communications services.
          Rockwell's Multi-Mode Communications System, together with AMSC's Mobile Messaging Service(TM) (MMS) and SKYCELL(R) Plus nationwide digital voice dispatch, provides innovative communications services to the transportation industry. The companies anticipate a seamless transition for Rockwell customers.
         "This is a real win-win opportunity," said Gary Parsons, AMSC president and CEO. "AMSC doubles its penetration of the transportation industry segment, while Rockwell's customers benefit from an enhanced and versatile line of products and services."
         Jack Schang, vice president and general manager for Rockwell's Land Transportation Electronics Business, added his support saying, "as the provider of our satellite service, AMSC is uniquely positioned to deliver even greater value to our Multi-Mode customers." Schang continued, "AMSC is an innovative company that will be able to provide a high degree of satisfaction to our customers, some of the most forward-looking fleets in North America."
         "We're pleased with this arrangement," added Braxton Vick, senior vice president of corporate planning and development for Southeastern Freight Lines, a customer that relies heavily on the Multi-Mode Communications System. "AMSC has improved its technical expertise in onboard communications through the Rockwell acquisition. We now have access to superior multi-mode experience and satellite technology in one supplier."
         The Rockwell Multi-Mode Communications System uses integrated satellite- and land-based technologies to provide commercial trucking fleets with two-way data communications and global vehicle location services, no matter where their vehicles are traveling throughout North America. Land-based technology ensures communications while vehicles travel in urban areas where tall buildings may block the line of sight to the satellite; satellite technology ensures the availability of communications while vehicles travel through desert, mountain or prairie, where land-based coverage is non-existent.


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         In Canada, New East Wireless Telecommunications will continue to market the Rockwell Multi-Mode System.
         Rockwell's industrial automation, semiconductor systems, avionics and communications systems and automotive component systems businesses are leading providers of technology solutions to customers worldwide. The company has annual revenues in excess of $10 billion and employs more than 56,000 people.
         American  Mobile  Satellite  Corporation  offers a full range of mobile
communications  including  telephone,   digital  broadcast  dispatch,  data  and
position reporting services. The AMSC-1 satellite provides coverage over the continental United States, Alaska, Hawaii, Puerto Rico, the Virgin Islands, and hundreds of miles of U.S. coastal waters. AMSC's shareholders include Hughes Communications, Inc., Singapore Telecom, and AT&T Wireless Services.

Contacts

Bob Woods                                  Renate Brown Neely
Rockwell Land Transportation Electronics   American Mobile Satellite Corporation
319/295-5910                               703/716-6558
rmwoods@crems.rockwell.com                 neelyr@skycell.com


                                       ###

Factors that could cause forward-looking statements in this news release to differ materially from actual results are discussed in American Mobile Satellite Corporation's S-1 registration statement; Form 10K for the year ended December 31, 1995; Form 10Q for the quarter ended September 30, 1996 and other periodic filings AMSC has made with the Securities and Exchange Commission. Copies of the filings are available upon request from AMSC's investor relations department.




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